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                                                                   EXHIBIT 10.40


                            NOTE PREPAYMENT AGREEMENT

         THIS AGREEMENT ("AGREEMENT") is made as of October 15, 2003, between Whitebox Hedged High Yield Partners ("WHITEBOX") and HEI, Inc. (the "COMPANY").

         WHEREAS, the Company issued to Colorado Medtech, Inc. ("CMED") the Company's Subordinated Promissory Note dated January 24, 2003 payable to the order of CMED in the original principal amount of $2,600,000 (the "Note");

         WHEREAS, on or about May 8, 2003, CMED sold the Note to Whitebox;

         WHEREAS, pursuant to a letter agreement dated on or about May 16, 2003 (as modified by subsequent agreements between Whitebox and the Company evidenced by a letter agreement dated July 28, 2003 and an exchange of e-mail communications dated September 12, 2003, the "LETTER AGREEMENT"), Whitebox agreed to accept a discounted amount as payment in full of the outstanding principal amount of the Note if such Note is prepaid in accordance with the provisions of the Letter Agreement on or before October 15, 2003;

         WHEREAS, in connection with the latest modification of the Letter Agreement, the Company paid Whitebox an advance payment of $50,000 (the "ADVANCE PAYMENT"), such Advance Payment to be applied against the outstanding principal amount of the Note in the event the Note is prepaid on or prior to October 15, 2003;

         WHEREAS, the Letter Agreement also provides that, in the event the Note is prepaid on or prior to October 15, 2003, then (i) Whitebox will forgive interest accrued on the outstanding principal amount of the Note from and after September 15, 2003, and (ii) promptly following such prepayment, the Company will issue, in payment of all interest accrued on the outstanding principal amount of the Note through September 15, 2003, shares of the Company's common stock; and

         WHEREAS, the Company now desires to so prepay the Note.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the parties to this Agreement hereby agree as follows:

         1.       Prepayment of Note.

                  1.1 Prepayment. Contemporaneously with the signing of this Agreement, to be applied against the outstanding principal amount of the Note and as payment in full of the Note (i) Whitebox will apply the Advance Payment against the Note, and (ii) the Company will pay Whitebox $2,190,000 (the "PAYOFF AMOUNT") by wire transfer of immediately available funds into such account as Whitebox shall designate.



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                  1.2 Payment in Full. Upon Whitebox's receipt of payment in full of the Payoff Amount, the obligations of the Company under the Note or otherwise incurred by the Company in connection with the Note (the "OBLIGATIONS") shall be deemed to have been paid in full, and Whitebox shall be deemed to have forgiven and waived the right to receive payment of any amount by which the Obligations exceed the sum of the Advance Payment and the Payoff Amount.

                  1.3 Delivery of Note. Promptly following receipt of payment in full of the Payoff Amount (and in any event within 10 days from and after its receipt of such payment), Whitebox shall cancel and deliver the original Note, marked "paid in full," to the Company.

                  1.4 Issuance of Stock.

                  (a) Whitebox and the Company each acknowledge and agree that the amount of interest accrued under the Note through September 15, 2003, equals $166,940 (the "CONVERSION AMOUNT"). In payment of such Conversion Amount, the Company agrees to issue to Whitebox 47,700 shares of the Company's common stock (the "CONVERSION SHARES"), subject to and promptly following the execution and delivery by Whitebox and the Company of a subscription agreement and such other documentation as the Company may reasonably require (such agreement and other documentation, in each case to be in form and substance reasonably satisfactory to Whitebox and the Company, is herein referred to as the "SUBSCRIPTION DOCUMENTATION"). The Subscription Documentation shall include, among other provisions as to which Whitebox and the Company may agree, a piggyback registration right (but not a demand registration right) with respect to the Conversion Shares, such piggyback registration right to be effective for 24 months following the issuance of the Conversion Shares.

                  (b) Whitebox and the Company agree that they will negotiate in good faith with a view to complete the Subscription Documentation and the issuance of the Conversion Shares on or prior to December 1, 2003.

         2. Representations and Warranties of Whitebox. Whitebox represents and warrants to the Company that (i) Whitebox is the owner of the Note, free and clear of liens, encumbrances, purchase rights, claims, pledges, mortgages, security interests or other limitations or restrictions whatsoever, other than the provisions of the Letter Agreement, (ii) Whitebox is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is formed, (iii) Whitebox has the requisite power and authority to execute this Agreement and to consummate the transactions contemplated by this Agreement, (iv) the execution and delivery of this Agreement by Whitebox and the consummation by Whitebox of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of Whitebox, and (v) this Agreement has been duly executed and delivered by Whitebox and, assuming due execution and delivery by the Company, constitutes a valid and binding obligation of Whitebox, enforceable against Whitebox in accordance with its terms.



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         3. Representations and Warranties of the Company. The Company
represents and warrants to Whitebox that (i) the Company is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is formed, (ii) the Company has the requisite power and authority to execute this Agreement and to consummate the transactions contemplated by this Agreement, (iii) the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of the Company, and (iv) this Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by Whitebox, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         4.       Mutual Waiver and Release.

                  4.1 Release by Whitebox. Effective upon Whitebox's receipt of payment in full of the Payoff Amount, Whitebox waives, releases and forever discharges the Company and its past, present and future officers, partners, managers, members, directors, employees, agents and affiliates from any and all claims, obligations, demands, actions, causes of action and liabilities, of whatsoever kind and nature, character and description, whether in law or equity, whether sounding in tort, contract, or under other applicable law, whether known or unknown, and whether anticipated or unanticipated, of or to Whitebox, which Whitebox and its predecessors, successors or assigns ever had, now have, or may have; provided, however, that Whitebox does not waive, release or discharge the Company from any of the Company's obligations under this Agreement.

                  4.2 Release by the Company. Effective upon Whitebox's receipt of payment in full of the Payoff Amount, the Company waives, releases and forever discharges Whitebox and its past, present and future officers, partners, managers, members, directors, employees, agents and affiliates from any and all claims, obligations, demands, actions, causes of action and liabilities, of whatsoever kind and nature, character and description, whether in law or equity, whether sounding in tort, contract, or under other applicable law, whether known or unknown, and whether anticipated or unanticipated, of or to the Company, which the Company and its predecessors, successors or assigns ever had, now have, or may have; provided, however, that the Company does not waive, release or discharge Whitebox from any of Whitebox's obligations under this Agreement.

                  4.3 Consequences of Releases. The consequences of the foregoing waiver provisions have been explained to each party by its counsel. Each party acknowledges that it may hereafter discover facts different from, or in addition to, those which they no know or believe to be true with respect to its claims, and agree that this Agreement and the releases contained herein shall be and remain effective in all respects, notwithstanding such different or additional facts or the discovery thereof.


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         5.       Further Assurances.  Each party agrees that each of them will execute and deliver such further instruments and take such other action as may reasonably be requested by either party hereto to carry out the purposes and intents hereof.

         6.       Miscellaneous.

                  6.1 Survival of Representations, Warranties and Covenants. All representations, warranties, covenants and agreements of the parties made herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

                  6.2 Expenses. Each party shall bear its own expenses (including, without limitation, attorney's fees) incurred in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby.

                  6.3 Entire Agreement; Amendments and Waivers. This Agreement represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by a written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought.

                  6.4 Governing Law. This Agreement shall in all respects be governed by and interpreted, construed, and determined in accordance with the internal laws of the State of Minnesota (without regard to any conflict of laws provision that would require the application of the law of any other jurisdiction).

                  6.5 Headings. The section headings of this Agreement are for reference purposes only and are to be given no effect in the construction and interpretation of this Agreement.

                  6.6 Severability. If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.

                  6.7 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No assignment of this Agreement or of any rights or obligations hereunder may be made by any party (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

                  6.8 Counterparts; Facsimile Signatures. This Agreement may be execute in any number of counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument. A telecopy of any such executed counterpart shall be deemed valid as an original.


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.


HEI, INC.

By:  /s/ DOUGLAS J. NESBIT
   -----------------------------------------

Its: Chief Financial Officer
    ----------------------------------------


WHITEBOX HEDGED HIGH YIELD PARTNERS

By WHITEBOX ADVISORS, LLC,
         its general partner

By:  /s/ ANDREW J. REDLEAF
   -----------------------------------------

Its: Chief Executive Officer
    ----------------------------------------


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